Exhibit 10.4
STOCKHOLDERS AGREEMENT
OF
DUTCH BROS INC.
This Stockholders Agreement (as it may be amended and/or restated from time to time in accordance with the terms hereof, this “Agreement”) is entered as of [•], 2021, by and between Dutch Bros Inc., a Delaware corporation (the “Company”) and Dutch Holdings, LLC and its Affiliates (together with its Permitted Transferees (as defined below), the “TSG Investors”).
RECITALS
Whereas, in connection with the Company’s initial public offering of shares of its Class A Common Stock (the “IPO”), the Company and the TSG Investors desire to set forth their agreement regarding certain governance matters.
Now, Therefore, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the TSG Investors hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1Effective Date. This Agreement shall become effective upon the closing of the IPO.
SECTION 1.2Certain Defined Terms. As used herein, the following terms shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; provided that the Company and its subsidiaries shall not be deemed to be Affiliates of the TSG Investors.
“Board” means the Board of Directors of the Company.
“Business Day” means any day, other than a Saturday, Sunday or any other day on which commercial banks located in the State of New York are authorized or obligated by law or executive order to close.
“Common Stock” means, collectively, the Class A common stock, par value $0.00001 per share, the Class B common stock, par value $0.00001 per share, the Class C common stock, par value $0.00001 per share, and the Class D common stock, par value $0.00001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.
“Charter” has the meaning assigned to such term in Section 2.1(a).
“Company” has the meaning assigned to such term in the preamble.
“Director” means any member of the Board.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.
“IPO” has the meaning set forth in the Recitals.
“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.
“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.
“Permitted Transferee” shall have the meaning set forth in the Charter.
“Separate Directors” has the meaning assigned to such term in Section 2.1(a).
“TSG Designee” has the meaning assigned to such term in Section 2.1(a).
“TSG Investors” has the meaning set forth in the preamble.
SECTION 1.3Other Interpretive Provisions.
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.
(c)The term “including” is not limiting and means “including without limitation.”
(d)The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(e)Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.
ARTICLE II
CORPORATE GOVERNANCE
SECTION 2.1The Board.
(a)TSG Designees.
(i)For so long as the holders of Class C Common Stock and Class D Common Stock are entitled to separately elect one or more members of the Board of Directors (the “Separate Directors”) pursuant to the Company’s Amended and Restated Certificate of Incorporation, as may be amended and/or restated from time to time (the “Charter”), the Company shall take all Necessary Action to include as the slate of nominees recommended by the Board for election as the Separate Directors at each annual or special meeting of shareholders at which Separate Directors are to be elected those individuals designated by the TSG Investors (each, a “TSG Designee”).
(ii)Upon any decrease in the number of Separate Directors entitled to be elected pursuant to the Charter, the TSG Investors shall take all Necessary Action to cause the appropriate number of TSG Designees to offer to tender a resignation. Upon delivery of such resignation, the Company and the TSG Investors shall take all Necessary Action to cause the authorized size of the Board of Directors to be reduced accordingly.
(b)Vacancies. The TSG Investors shall have the exclusive right to designate for election to the Board Directors to fill vacancies created by reason of death, removal or resignation of the Separate Directors, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement Directors designated in writing by the TSG Investors as promptly as reasonably practicable, subject to the restrictions set forth in Section 2.1(a).
(c)Failure to Designate a Board Member. In the absence of any designation from the TSG Investors as specified above, the director previously designated by them and then serving shall be reelected if willing to serve unless such individual has been removed as provided herein, and otherwise such Board seat shall remain vacant until otherwise filled as provided above.
(d)Reimbursement of Expenses. In accordance with Company policy, and on terms no less favorable than as afforded to any other Director, the Company shall reimburse each TSG Designee for all reasonable and documented out-of-pocket expenses incurred in connection with his or her participation in the meetings of the Board or any committee of the Board, including reasonable travel, lodging and meal expenses, each in accordance with the Company’s then current policies.
SECTION 2.2D&O Insurance; Director Indemnification. On or prior to the date of this Agreement, the Company shall obtain customary director and officer insurance. On or prior to the date of this Agreement, the Company shall execute and deliver to each Director serving on the Board as of the date hereof an indemnification agreement substantially in the form filed with the U.S. Securities and Exchange Commission. From and after the date hereof, concurrently with or prior to any TSG Designee joining the Board, the Company shall execute and deliver to each such TSG Designee a substantively similar indemnification agreement.
SECTION 2.3Sharing of Information. Any TSG Designee may share any information received in his or her capacity as a Board member with the TSG Investors. The TSG Investors, each severally agrees that it will, and will cause its Affiliates to, keep confidential and not disclose, divulge or use for any purpose, other than to monitor and make voting and investment decisions with respect to its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information is known or becomes known to the public in general (other than as a result of a breach of this Section 2.3 by the TSG Investors or its Affiliates), is or has been independently developed or conceived by the TSG Investors without use of the Company’s confidential information or is or has been made known or disclosed to the TSG Investors by a third party (other than an Affiliate of the TSG Investors) without a breach of any obligation of confidentiality such third party may have to the Company that is known to the TSG Investors; provided, however, that the TSG Investors may disclose confidential information (x) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring and making voting and investment decisions with respect to its investment in the Company, (y) to any Affiliate, partner, member or related investment fund of the TSG Investors and their respective directors, employees and consultants, in each case in the ordinary course of business, or (z) as may otherwise be required by law or legal, judicial or regulatory process, provided that the TSG Investors take reasonable steps to minimize the extent of any required disclosure described in this clause (z); and provided, further, however, that the acts and omissions of any Person to whom the TSG Investors may disclose confidential information pursuant to clauses (x) and (y) of the preceding proviso will be attributable to the TSG Investors for purposes of determining the TSG Investors’ compliance with this Section 2.3(b). Each party hereto acknowledges that the TSG Investors or any of its Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries, and may trade in the securities of such enterprises. Nothing in this Section 2.3 will preclude or in any way restrict the TSG Investors or its Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company and its subsidiaries.
SECTION 2.4Advance Notice of Written Consent. For so long as the TSG Investors hold a number of shares of Common Stock representing at least the 10% of the outstanding Common Stock held by TSG Investors and its Affiliates immediately prior to the closing of the IPO, the Company shall provide the TSG Designee reasonable prior notice of actions to be taken by written consent in accordance with the Company’s amended and restated certificate of incorporation in effect, as may be amended and/or restated from time to time, other than re-election of directors and other routine matters occurring at the annual meeting.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:
SECTION 3.1Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action on the part of its board of directors (or equivalent) and shareholders (or other holders of equity interests), if required, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 3.2Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party, (b) result in any violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party.
SECTION 3.3Consents. Other than as expressly required herein or any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.
ARTICLE IV
MISCELLANEOUS
SECTION 4.1Cooperation. If requested by the TSG Investors, the Company shall cooperate with (and not impede) the TSG Investors in connection with any proposed transfer of shares Common Stock (or equity securities exercisable or convertible into, or exchangeable for, common stock) to another Person in a private sale transaction (including a transaction that does not require registration under the Securities Act of 1933, as amended), including, without limitation, by providing information and access to management to potential transferees for due diligence or other relevant purposes; provided, that such transfer may result in the exchange or conversion of such shares into Class A Common Stock of the Company. The Company will promptly, and in any event within five business days after receiving customary documentation evidencing the propriety of removal, cause the removal of any restrictive legends on shares of the company’s capital stock held by TSG or any Affiliate.
SECTION 4.2Termination. If not otherwise stipulated, this Agreement shall terminate automatically (without any action by any party hereto) at such time that the TSG Investors no longer has the right to recommend any nominee(s) to the Board for election as Directors and/or the written consent of the parties hereto (which consent shall not be unreasonably withheld or delayed). Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement. The TSG Investors may terminate this agreement at any time by written notice to the Company. Section 2.3 shall survive termination.
SECTION 4.3Amendments; Waivers. Except as otherwise provided herein, no termination modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Company and the TSG Investors. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
SECTION 4.4Assignment; Benefit.
(a)Except the assignment of right and obligations hereunder to a Permitted Transferee, no party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the parties hereto, which shall not be unreasonably withheld or delayed. Any attempted assignment of rights or obligations in violation of this Section 4.4 shall be null and void.
(b)This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the TSG Designees under Section 2.2.
SECTION 4.5Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by e-mail or confirmed facsimile if sent during normal business hours of the recipient, and, if not, then on the next Business Day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:
If to the Company, to:
Dutch Bros Inc.
110 SW 4th Street
Grants Pass, OR 97526
Email: legal@dutchbros.com
Attn: Legal
with a copy (which shall not constitute notice) to:
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
Fax: (650) 843-5000
Email: ejensen@cooley.com
Attn: Eric Jensen

If to the TSG Investors:
1100 Larkspur Landing Circle, Suite 360
Larkspur, CA 94939
Email: mlayman@tsgconsumer.com
Attn: Michael Layman
with a copy to:
ROPES & GRAY LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199-3600
Email: christopher.comeau@ropesgray.com
Attn: Christopher D. Comeau
SECTION 4.6Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
SECTION 4.7Entire Agreement. Except as otherwise expressly set forth herein, this Agreement sets forth the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
SECTION 4.8Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
SECTION 4.9Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. NO SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OR BEFORE ANY SIMILAR AUTHORITY OTHER THAN IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE, AND THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUIT, PROCEEDING OR JUDGMENT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE HAD TO BRING SUCH AN ACTION IN ANY OTHER COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
SECTION 4.10Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
SECTION 4.11Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.
SECTION 4.12No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and the TSG Investors covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of the TSG Investors or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any TSG Investors or any current or future member of the TSG Investors or any current or future director, officer, employee, partner or member of the TSG Investors or assignee thereof, as such for any obligation of the TSG Investors under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
SECTION 4.13Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.
[Signature pages follow]

In Witness Whereof, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

Dutch Bros Inc.

By:
Name:
Title:
[Signature Page to Stockholders Agreement]

In Witness Whereof, the parties hereto have executed this Stockholders Agreement as of the date first set forth above.

Dutch Holdings, LLC

By:
Name:
Title:
[Signature Page to Stockholders Agreement]